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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITOR'S CONSENT

      We consent to the incorporation by reference in this Registration Statement of Shurgard Storage Centers, Inc. on Form S-4 of our report dated February 8, 2001 (February 28, 2001, as to Note P), appearing in the Annual Report on Form 10-K of Shurgard Storage Centers, Inc. for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in such Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Seattle, Washington

June 18, 2001